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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                FEBRUARY 7, 1997
                                 Date of Report
                       (Date of earliest event reported)

                                  SCHAWK, INC.
                           (Exact name of Registrant
                          as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                     1-9335
                          (Commission File Number(s))

                                   36-2545354
                      (I.R.S. Employer Identification No.)

                                1695 RIVER ROAD
                             DES PLAINES, ILLINOIS
                    (Address of principal executive office)

                                     60018
                                   (Zip Code)

                                  847/827-9494
              (Registrant's telephone number, including area code)






                        Exhibit Index appears on page 5


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS



The Registrant has announced that it has completed the disposition of its Plastic Group on Friday, February 7, 1997 to the ESCO Electronics Corporation (NYSE: ESE) of St. Louis, MO. ESCO purchased the stock of the Company's Plastics Group subsidiaries in France, Netherlands and Ireland, and the Plastics Group related net assets of the Company's Hebron and Huntley, IL, Patillas, Puerto Rico, Stockton, CA and Germany operations. The purchase price was $92 million plus working capital adjustments.

Further details of this disposition are contained in the Acquisition Agreement by and between ESCO and Schawk, Inc. dated December 18, 1996 and attached hereto as Exhibit A, the Amendment to the Acquisition Agreement by and between ESCO and Schawk, Inc. dated December 18, 1996 and attached hereto as Exhibit B, and the press release of the Registrant dated February 10, 1997 and attached hereto as Exhibit D.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Pro forma financial statements of Schawk, Inc. giving effect to the disposition of the Plastics Group are contained in Exhibit C which are attached hereto.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



SCHAWK, INC.
-------------
(Registrant)




/s/ David A. Schawk
---------------------------
President, Chief Executive Officer and Director




/s/ Marie Meisenbach Graul
--------------------------
Chief Financial Officer, Treasurer, Public Information Officer and Director



/s/ Dennis D. Wilson
--------------------------
Director of Financial Reporting and Chief Accounting Officer

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EXHIBIT INDEX


EXHIBIT 10 Acquisition Agreement by and Between ESCO Electronics Corporation and Schawk, Inc. dated December 18, 1996

EXHIBIT 10.1 First Amendment to the Acquisition Agreement by and Between ESCO
             Electronics Corporation and Schawk, Inc. dated December 18, 1996


EXHIBIT 15   Proforma Financial Statements

EXHIBIT 99   Registrant's Press Release dated February 10, 1997



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